Exhibit 99.C
Report of Independent Auditors
To the Stockholders of
Four Star Oil & Gas Company
In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Four Star Oil & Gas Company (the Company) and its subsidiary at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As described in Note 3 to the financial statements, the Company has significant transactions with affiliated companies. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly-unrelated parties.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 24, 2005

Four Star Oil & Gas Company and Subsidiary
Consolidated Balance Sheet
As of December 31, 2004
(in millions, except share and per share amounts)

Assets
Current assets
Cash and cash equivalents	$64
Accounts receivable
Trade	5
Related parties and affiliates	39
Other receivables	1
Other current assets	1

Total current assets	110
Properties, plant and equipment	914

Less: Accumulated depreciation, depletion and amortization	(679)

Net properties, plant and equipment	235

Deferred charges and other assets	1

Total assets	$346

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$20
Related party and affiliate payables	45
Taxes payable	9

Total current liabilities	74

Deferred credits and other non-current obligations	25

Deferred income taxes	44

Commitments and contingencies (Note 10)

Stockholders’ equity
Preferred stock, $1.00 par value, 400 Class A shares authorized, 96 shares issued and outstanding at December 31, 2004; 400 Class B authorized, 147 shares issued and outstanding at December 31, 2004	—
Common stock, $1.00 par value, 1,000 Class A shares authorized, 640 Class A shares issued and outstanding at December 31, 2004; 2,000 Class B shares authorized, 886 shares issued and outstanding at December 31, 2004; 1,000 Class C shares authorized, 25 shares issued and outstanding at December 31, 2004	—
Additional paid-in capital	29
Retained earnings	174

Total stockholders’ equity	203

Total liabilities and stockholders’ equity	$346

The accompanying notes are an integral part of these consolidated financial statements.

Four Star Oil & Gas Company and Subsidiary
Consolidated Statement of Operations
For the Year Ended December 31, 2004
(in millions)

Revenues and other income items
Crude oil	$58
Natural gas	246
Natural gas liquids	43
Gain on sales of capital assets	16

363

Costs and expenses
Operating expenses	50
General and administrative expenses	12
Depreciation, depletion and amortization	35
Impairment of oil and gas properties	—
Taxes other than income taxes	32

129

Operating income	234

Other income (expense)
Interest expense	(2)
Interest income and other	1

Income from continuing operations before income taxes	233

Provision for income taxes
Federal
Current	85
Deferred	(6)
State and local
Current	12

91

Net income	$142

The accompanying notes are an integral part of these consolidated financial statements.

Four Star Oil & Gas Company and Subsidiary
Consolidated Statement of Stockholders’ Equity
For the Year Ended December 31, 2004
(in millions, except share amounts)

								Total
	Common Shares			Preferred Shares		Paid-in	Retained	Stockholders’
	Class A	Class B	Class C	Class A	Class B	Capital	Earnings	Equity
Balances at December 31, 2003	1,000	373	25	96	300	$29	$93	$122
Dividends paid	—	—	—	—	—	—	(61)	(61)
Stock conversions (Note 8)	(360)	513	—	—	(153)	—	—	—
Net income	—	—	—	—	—	—	142	142

Balances at December 31, 2004	640	886	25	96	147	$29	$174	$203

The accompanying notes are an integral part of these consolidated financial statements.

Four Star Oil & Gas Company and Subsidiary
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2004
(in millions)

Cash flows from operating activities
Net income	$142
Reconciliation of net income to net cash provided by operating activities
Depreciation, depletion and amortization	35
Asset retirement obligation, net	(1)
Deferred income taxes and other	(6)
Gain on sales of capital assets	(16)
Changes in assets and liabilities
Accounts receivable — trade, net	(3)
Accounts receivable — related parties and affiliates	(4)
Other receivables	1
Other current assets	4
Deferred charges and other assets	(1)
Accounts payable and accrued liabilities	8
Related party and affiliate payables	12
Taxes payable, net	12

Net cash provided by operating activities	183

Cash flows from investing activities
Capital expenditures	(11)
Proceeds from sales of capital assets	21

Net cash used in investing activities	10

Cash flows from financing activities
Dividends paid	(61)
Loan principal repayment to affiliate	(104)

Net cash used in financing activities	(165)

Increase in cash and cash equivalents	28

Cash and cash equivalents
Beginning of year	36

End of year	$64

Supplemental disclosure of cash flow information
Cash flows from operating activities include the following cash payments
Income taxes	$86
Interest	2
The accompanying notes are an integral part of these consolidated financial statements.

Four Star Oil & Gas Company and Subsidiary
Notes to Consolidated Financial Statements
1.	Basis of Presentation and Description of the Company

Four Star Oil and Gas Company is a majority-owned subsidiary of ChevronTexaco that explores for and produces crude oil, natural gas and natural gas liquids. The use in this report of the term “Texaco” refers solely to Texaco Inc., a Delaware corporation, and its consolidated subsidiaries or to its subsidiaries and affiliates either individually or collectively.

In 1984, Texaco acquired all of the outstanding common stock of Four Star Oil & Gas Company (“Four Star” or the “Company”) for $10,200,000,000. At the time of acquisition, Four Star was an integrated petroleum and natural gas company involved in the exploration for and production, transportation, refining and marketing of crude oil and petroleum products. The acquisition was accounted for as a purchase, and the Four Star assets and liabilities were recorded at fair market value. In 1989, Texaco sold 20% of its interest in Four Star to Edison Mission Energy Oil & Gas (“Mission Energy”). Four Star was an 80% owned subsidiary of Texaco from December 31, 1989, through December 31, 1991. As a result of a series of stock transactions occurring between January 1, 1992, and December 31, 2004, Texaco’s (now ChevronTexaco’s) ownership interest in Four Star was reduced to 66.9%.

In October 2001, the merger between Texaco and Chevron Corporation was approved and ChevronTexaco Corporation (“ChevronTexaco”) became the ultimate parent of Texaco Inc. Texaco Inc.’s investment in Four Star was transferred to ChevronTexaco Global Energy Inc. (“CTGEI”) as part of a restructuring agreement dated November 1, 2001. Texaco Exploration and Production Inc. (“TEPI”), a wholly owned subsidiary of Texaco Inc., was absorbed into Chevron U.S.A. (“CUSA”), a wholly owned subsidiary of ChevronTexaco, as part of a legal restructuring in May 2002. CUSA operates and manages the majority of Four Star’s operations under the terms of a service agreement.

In July 2003, FrontStreet FourStar LLC purchased 2.8% ownership in Four Star. On January 7, 2004, FrontStreet FourStar LLC purchased an additional five shares, increasing their ownership to 3.1%. On July 19, 2004, FrontStreet FourStar LLC was acquired by MBOW Four Star Corporation.

Texaco Netherlands continues to own 0.3% of the Company. Previously, this ownership had been included with CUSA’s ownership interest.

As of December 31, 2003, Mission Energy directly owned 20.0% of Four Star along with an indirect 10.05% through Four Star Oil & Gas Holdings Company. On January 7, 2004, Medicine Bow Energy Corporation acquired Edison Mission (see below).

On January 5, 2004, CUSA converted 153 shares of preferred B into 153 shares of common B stock. On January 6, 2004, CUSA sold 5 shares common A to FrontStreet FourStar LLC. As of December 31, 2004, CUSA owned 32.3% of the Company.

Four Star Oil and Gas Holdings Company (“Holdings Company”) owned 20.1% of the Company as of December 31, 2003. Effective May 25, 2004, the Holdings Company merged into Four Star Oil & Gas Company. The shares held by the Holdings Company were distributed to CTGEI and MBOW Four Star Corporation, each receiving an additional 10.05% ownership in the Company.

On January 7, 2004, Medicine Bow Energy Corporation purchased all the outstanding equity interest of Mission Energy from Edison Mission Fuel. Coincident with the closing of this acquisition, Medicine Bow formed a wholly owned subsidiary, MBOW Four Star Corporation, and merged Mission Energy and MBOW Four Star Corporation. MBOW Four Star Corporation is the surviving corporation. On July 19, 2004, MBOW Four Star Corporation acquired all of the membership interests of FrontStreet FourStar LLC. As of December 31, 2004, MBOW Four Star Corporation owned 33.1% of Four Star.
As of December 31, 2004, the ownership interests in Four Star were as follows:

Chevron U.S.A. (CUSA)	32.3%
ChevronTexaco Global Energy Inc. (CTGEI)	34.3
MBOW Four Star Corporation	33.1
Texaco Netherlands	0.3

100.0%

2.	Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Four Star Oil & Gas Company (“Four Star” or the “Company”) and Mission Energy Methane, a wholly owned subsidiary of Four Star. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenues associated with sales of crude oil, natural gas and other sources are recorded when title passes to the customer, net of royalties, discounts and allowances, as applicable. Revenues from natural gas production from properties in which Four Star has an interest with other producers are recognized on the entitlement basis.

Cash and Cash Equivalents

Highly liquid investments with a maturity of three months or less when purchased are generally considered to be cash equivalents.

Properties, Plant and Equipment

The Company follows the successful efforts method of accounting for its oil and gas exploration and production operations. All costs for development wells, related plant and equipment, proved mineral interests in oil and gas properties and related asset retirement obligation (“ARO”) assets are capitalized.

Lease acquisition costs related to properties held for oil and gas production are capitalized when incurred. Unproved properties with acquisition costs which are individually significant are assessed on a property-by-property basis, and a loss is recognized, by provision of a valuation allowance, when the assessment indicates an impairment in value. Unproved properties with acquisition costs which are not individually significant are generally aggregated, and the portion of such costs estimated to be nonproductive, based on historical experience, is amortized on an average holding period basis.

Exploratory costs, excluding the costs of exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells, including stratigraphic test wells, are capitalized pending determination of whether the wells have found proved reserves which justify commercial development. If such reserves are not found, the drilling costs are charged to exploratory expenses. Intangible drilling costs applicable to productive wells and to development dry holes, as well as tangible equipment costs related to the development of oil and gas reserves, are capitalized.

The costs of productive leaseholds and other capitalized costs related to production activities, including tangible and intangible costs, are amortized principally by field on the unit-of-production basis by applying the ratio of produced oil and gas to estimated recoverable total proved oil and gas reserves.

Depreciation of properties, plant and equipment related to operations other than production is provided using the straight-line method, with depreciation rates based upon estimated useful lives applied to the cost of each class of property. The useful lives of such assets range from 3 to 20 years.

Expenditures for maintenance, repairs and minor renewals to maintain facilities in operation are generally expensed as incurred. Major replacements and renewals are capitalized.

Long-lived assets, including proved oil and gas properties, are assessed for possible impairment by comparing their carrying values with the undiscounted future net before-tax cash flows. Events which can trigger assessments for possible impairments include write-downs of proved reserves based on field performance, significant decreases in the market value of an asset and a more-likely-than-not expectation that a long-lived asset or asset group will be sold or otherwise disposed of significantly sooner than the end of its previously estimated useful life, and significant change in the extent or manner of use of or physical change in an asset. Impaired assets are written down to their estimated fair values, generally their discounted future net before-tax cash flows. For proved oil and gas properties, the Company generally performs the impairment review on an individual field basis. In 2004, no impairment charges were recorded.

Long-lived assets that are held for sale are evaluated for possible impairment by comparing the carrying value with the fair value less the cost to sell. If the net book value exceeds the sales value, the asset is considered impaired resulting in an adjustment to the lower value.

Effective January 1, 2003, the Company implemented Financial Accounting Standards Board Statement (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“FAS 143”) in which the fair value of a liability for an asset retirement obligation is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-term asset and the liability can be reasonably estimated. See also Note 11 on page 13 relating to asset retirement obligations. Previously, for oil and gas producing properties, a provision was made through depreciation expense for anticipated abandonment and restoration costs at the end of the property’s useful life.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates pertain to proved oil, NGL and gas reserve volumes and plug and abandonment costs as well as estimates relating to the calculation of impairments under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”). Actual results could differ from those estimates.

Income Taxes

Deferred taxes result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes and are calculated based upon cumulative book and tax differences in the balance sheet.

Derivatives

The adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”), did not have a material effect on the Company’s financial position as the Company has no derivatives as of December 31, 2004, except for its physical sale contracts, which qualify as normal sales.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN No. 46”). FIN No. 46 amended ARB 51, Consolidated Financial Statements, and established standards for determining under what circumstances a variable interest entity (“VIE”) should be consolidated by its primary beneficiary. FIN No. 46 also requires disclosures about VIEs that the Company is not required to consolidate but in which it has a significant variable interest. On December 17, 2003, the FASB issued FIN 46-R, which not only included amendments to FIN 46, but also required application of the interpretation to all affected entities no later than March 31, 2004, for calendar year-reporting companies. Prior to this requirement, companies were required to apply the interpretation to special-purpose entities by December 31, 2003. The full adoption of the interpretation as of March 31, 2004, including the requirement relating to special-purpose entities, did not have an impact on the Company’s results of operations, financial position or liquidity.

In December 2004, the FASB issued FASB Statement No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29 (“FAS 153”), which is effective for the Company for asset-exchange transaction beginning July 1, 2005. Under APB 29, assets received in certain types of nonmonetary exchanges were permitted to be recorded at the carrying value of the assets that were exchanged (i.e., recorded on a carryover basis). As amended by FAS 153, assets received in some circumstances will have to be recorded instead at the fair values. In the past, Four Star has not engaged in a large number of nonmonetary asset exchanges for significant amounts.

3.	Related Party Transactions

Four Star has various business transactions with ChevronTexaco and other ChevronTexaco subsidiaries and affiliates. These transactions principally involve sales by Four Star of crude oil, natural gas and natural gas liquids. In addition, ChevronTexaco charges Four Star for management, professional, technical and administrative services, as well as direct charges for exploration and production-related activities by means of a monthly fixed fee and a monthly unit fee (variable with production), as described below.

Effective December 31, 1999, Four Star entered into a service agreement with TEPI for management, administrative, professional and technical services through November 1, 2004. From December 31, 2003 through December 31, 2004, Four Star paid a monthly fixed fee of $613,267. On September 21, 2004, the Service Agreement was amended to extend the term to December 31, 2004, and maintain the monthly fixed fee of $613,267.

In addition, Four Star paid a monthly unit fee of $458,497 from December 1, 2003, through November 30, 2004. The amended service agreement adjusted the monthly service fee to $458,472 until December 31, 2004. Total unit fees of $5,500,000 are included as a component of general and administrative and other operating expenses in the accompanying consolidated statements of income for the year ended December 31, 2004. The unit fee is adjusted to actual production within 90 days after contract period ending November 30, 2004. The amended service agreement requires the unit fee for the month of December 2004 to be adjusted to actual production within 90 days after December 31, 2004.

Pursuant to the contractual agreement described in Note 10, certain tax benefits and liabilities of the Company are assumed by ChevronTexaco.

The following table summarizes sales to affiliates during 2004. The Company makes no purchases from these affiliates. (in millions)

Dynegy	$14.4
Texaco Natural Gas Inc.	198.9
ChevronTexaco Natural Gas Inc	41.1
ChevronTexaco North America Products Company	51.2

$305.6

4.	Properties, Plant and Equipment

In 2004, Four Star sold certain properties for $21,200,000, resulting in approximately $16,000,000 pre-tax gain on the sale.

5.	Note Payable to Affiliate

In September 1999, Four Star entered into a loan agreement with Texaco, Inc. Four Star elected to pre-pay $104,000,000, $65,000,000, and $70,000,000 in 2004, 2003, and 2002 respectively. As a result of these pre-payments the note was repaid in full on September 24, 2004, and terminated.

6.	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at December 31, 2004, result from sales to the Company’s three largest customers, all of which are ChevronTexaco affiliates, as discussed in Note 3. The Company’s credit policy and relatively short duration of receivables mitigate the risk of uncollected receivables. During the year ended December 31, 2004, the Company did not incur any credit losses on receivables.

7.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“FAS 109”). Under FAS No. 109, deferred income taxes are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. Such differences relate mainly to depreciable and depletable properties, intangible drilling costs and nonproductive leases.

The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2004, were as follows: (in millions)

Deferred tax liabilities related to oil and gas properties	$(44)

Net deferred tax liability	$(44)

There are differences between income taxes computed using the statutory rate of 35% and the Company’s effective income tax rates primarily as a result of state income taxes and prior period adjustments in 2004. Reconciliations of income taxes computed using the statutory rate to the Company’s effective tax rates are as follows:

(in millions)

Income taxes computed at the statutory rate	$82
Section 29 tax credits	—
Other, net	7
Prior period adjustment	2

Provision for income taxes	$91

8.	Stockholders’ Equity

In 1995, Four Star created five additional classes of stock: Class A common (voting), Class B common (voting), Class C common (nonvoting) and preferred (Class A preferred and Class B preferred).

In 1999, Texaco, TEPI, and Mission Energy entered into an agreement granting Mission Energy the option to purchase shares of Class A common stock or Class B common stock of Four Star (class determined by ChevronTexaco), provided that ChevronTexaco’s aggregate ownership interest in the common stock at time of purchase shall not be reduced to less than 51% of all common stock outstanding at the time of purchase. The option expires on December 23, 2006. In 2001, the agreement was amended to replace Texaco with CTGEI. In 2002, TEPI was replaced by CUSA as part of a legal restructure agreement. In connection with the merger of Holdings Company into the Company (see below), the Option Agreement was amended to change the 51% minimum ownership of Class A and Class B common stock to 62.8%.

As of December 31, 2003, Mission Energy owned 24.25% of all voting common stock outstanding. Subsequently, Mission Energy was acquired by Medicine Bow. As of December 31, 2004, MBOW Four Star Corporation, a subsidiary of Medicine Bow Energy Corporation, owned 37.22% of all voting common outstanding.

Four Star Oil and Gas Holdings Company (“Holdings Company”) owned jointly by CTGEI and Mission Energy owned 26.22% of all voting common in the Company (360 Common A shares) as of December 31, 2003. Effective May 25, 2004, the Holdings Company effectively merged into Four Star Oil & Gas Company. The shares held by the Holdings Company were distributed to the owners.

On January 5, 2004, CUSA converted 153 shares of preferred B into 153 shares of common B stock. On January 6, 2004, CUSA sold 5 common A shares to FrontStreet FourStar LLC. On January 7, 2004, Medicine Bow Energy Corporation purchased all the outstanding equity interest of Mission Energy from Edison Mission Fuel. Coincident with the closing of this acquisition, Medicine Bow formed a wholly owned subsidiary, MBOW Four Star Corporation, and merged Mission Energy and MBOW Four Star Corporation. MBOW Four Star Corporation is the surviving corporation. On June 1, 2004, CTGEI and MBOW each received 180 common B shares due to the merger and dissolution of Holdings. On July 19, 2004, MBOW Four Star Corporation acquired all of the membership interests of FrontStreet FourStar LLC.

Each share of Class A preferred stock is entitled to receive cumulative cash dividends of $5,112 per share per annum, payable semiannually. Each share of Class B preferred stock is entitled to receive cumulative cash dividends of $2,250 per annum, payable semiannually.

9.	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, short-term receivables and payables and long-term debt. The carrying amounts of such instruments approximate their fair market values due to the highly liquid nature of the short-term instruments and the floating interest rates associated with the long-term debt, which reflect market rates.

10.	Commitments and Contingencies

ChevronTexaco has assumed any and all liabilities of Four Star incurred or attributable to periods prior to January 1, 1990, for state and federal income, windfall profit ad valorem or franchise taxes, and legal proceedings. In addition, ChevronTexaco has assumed certain of the tax liabilities of Four Star arising from January 1, 1990, to March 1, 1990, attributable to Four Star’s status as a member of the Texaco tax consolidated group.

In the opinion of the Company, while it is impossible to ascertain the ultimate legal and financial liability with respect to the above or other contingent liabilities, including lawsuits, claims, guarantees, federal taxes and federal regulations, the aggregate amount of any such liability is not anticipated to be material in relation to the financial position, cash flows or results of operations of the Company.

11.	FAS 143 – Asset Retirement Obligations

The Company adopted Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations (“FAS 143”), effective January 1, 2003. This new accounting standard applies to the fair value of a liability for an asset retirement obligation is recorded when there is a legal obligation that associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. Obligations associated with the retirement of these assets require recognition in certain circumstances of: (1) the present value of a liability and offsetting asset for an asset retirement obligation, (2) the subsequent accretion of that liability and depreciation of the asset, and (3) the periodic review of the ARO liability estimates and discount rates. FAS 143 primarily affects the company’s accounting for crude oil and gas producing assets and differs in several respects from previous accounting under FAS 19, Financial Accounting and Reporting by Oil and Gas Producing Companies.

Prior to the implementation of FAS 143, the company had recorded a provision for abandonment that was part of “Accumulated depreciation, depletion and amortization.” Upon implementation of FAS 143, the provision for abandonment was reversed and ARO liability was recorded.

The following table indicates the changes to the company’s before-tax asset retirement obligations in 2004: (in millions)

Balance January 1	26.1
Liabilities settled in the current period	(1.4)
Accretion expense in the current period	0.8

Balance at December 31	25.5

12.	Subsequent Event

Four Star placed the Hugoton area sale proceeds with an escrow agent in anticipation of purchasing like-kind replacement properties within the proscribed six month window and obtaining tax exchange deferral, IRS Section 1031, for the gain on sale. This exchange period expired on February 14, 2005, without Four Star purchasing any replacement properties. On February 14, 2005, Four Star received the $21,300,000 of restricted cash from the escrow agent. This event resulted in the $21,300,000 being classified on balance sheet as unrestricted cash for 2004.

13.	Supplemental Information on Oil and Gas Producing Activities (Unaudited)

In accordance with Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities (“FAS 69”), this section provides supplemental information on oil and gas exploration and producing activities of the Company in seven separate tables. Tables I through IV provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables V through VII present information on the Company’s estimated net proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.
Table I – Costs incurred in exploration, property acquisitions and development1
(millions of dollars)

Development	$11

Total costs incurred	$11

1 Includes cost incurred whether capitalized or expensed. expenditures.

Table II – Capitalized costs related to oil and gas producing activities
(millions of dollars)

Unproved properties	$1
Proved properties and related producing assets	896
Other uncompleted projects	5
ARO asset	12

Gross capitalized costs	914
Proved producing properties	668
ARO asset depreciation	11

Accumulated provisions	679

Net capitalized costs	$235

Table III – Results of operations for oil and gas producing activities
The Company’s results of operations from oil and gas producing activities for the year 2004 are shown in the following table. In accordance with FAS No. 69, income taxes in Table III are based on statutory tax rates, reflecting allowable deductions and tax credits. Interest income and expense are excluded from the results reported in Table III.
(millions of dollars)

Revenues from net production
Sales	$347

347

Production expenses	(62)
Taxes other than on income	(32)
Proved producing properties depreciation, depletion and abandonment provision	(34)
Accretion expenses	(1)
Other income	16

Results before income taxes	234
Income tax expense	(91)

Results of producing operations	$143

Table IV – Results of operations for oil and gas producing activities – unit prices and costs Average sales prices

Liquids, per barrel	$33.66
Natural gas, per thousand cubic feet	4.92
Average production costs, per barrel	5.36
Table V — Reserve quantity information
The Company’s estimated net proved underground oil and gas reserves and changes thereto for the year 2004 are shown in the following table. Proved reserves are estimated by Company asset teams composed of earth scientists and reservoir engineers. These proved reserve estimates are reviewed annually by the Company’s Reserves Advisory Committee to ensure that rigorous professional standards and the reserves definitions prescribed by the U.S. Securities and Exchange Commission are consistently applied throughout the Company.
Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Due to the inherent uncertainties and the limited nature of reservoir data, estimates of underground reserves are subject to change as additional information becomes available.
Proved reserves do not include additional quantities recoverable beyond the term of the lease or concession agreement or that may result from extensions of currently proved areas or from applying secondary or tertiary recovery processes not yet tested and determined to be economic.
Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods.
“Net” reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at the time of the estimate.

	Net proved
	reserves of crude
	oil condensate	Net proved
	and natural	reserves of
	gas liquids[1]	natural gas[1]
	(millions of barrels)	(millions of cubic feet)

Reserves at December 31, 2003	20	407,420
Changes attributable to Revisions	1	(21,066)
Extensions and discoveries	—	10,353
Sales	—	(10,196)
Production	(3)	(48,852)

Reserves at December 31, 2004	18	337,659

Developed reserves
At December 31, 2003	19	389,357

At December 31, 2004	17	324,306

1 Proved reserves of oil condensate, natural gas liquids and natural gas are located entirely within the United States.
Table VI – Standardized measure of discounted future net cash flows related to proved oil and gas reserves
The standardized measure of discounted future net cash flows, related to the preceding proved oil and gas reserves, is calculated in accordance with the requirements of FAS No. 69. Estimated future cash inflows from production are computed by applying year-end prices for oil and gas to year-end quantities of estimated net proved reserves. Future price changes are limited to those provided by contractual arrangements in existence at the end of each reporting year. Future development and production costs are those estimated future expenditures necessary to develop and produce year-end estimated proved reserves based on year-end cost indices, assuming continuation of year-end economic conditions. Estimated future income taxes are calculated by applying appropriate year-end statutory tax rates. These rates reflect allowable deductions and tax credits and are applied to estimated future pretax net cash flows, less the tax basis of related assets. Discounted future net cash flows are calculated using 10% midperiod discount factors. Discounting requires a year-by-year estimate of when future expenditures will be incurred and when reserves will be produced.
The information provided does not represent management’s estimate of the Company’s expected future cash flows or value of proved oil and gas reserves. Estimates of proved reserve quantities are imprecise and change over time as new information becomes available. Moreover, probable and possible reserves, which may become proved in the future, are excluded from the calculations. The arbitrary valuation prescribed under FAS No. 69 requires assumptions as to the timing and amount of future development and production costs. The calculations are made as of December 31 each year and should not be relied upon as an indication of the Company’s future cash flows or value of its oil and gas reserves.
(millions of dollars)

Future cash inflows from production	$2,599
Future production and development costs	(625)
Future income taxes	(710)

Undiscounted future net cash flows	1,264
Ten percent midyear annual discount for timing of estimated cash flows	(467)

Standardized measure of discounted future net cash flows	$797

Table VII – Changes in the standardized measure of discounted future net cash flows from proved reserves
(millions of dollars)

Present value at January 1	$771

Sales and transfers of oil and gas produced, net of production costs	(253)
Development costs incurred	11
Sales of reserves	(31)
Extensions, discoveries and improved recovery, less related costs	20
Revisions of previous quantity estimates	80
Net changes in prices, development and production costs	106
Accretion of discount	108
Net change in income tax	(15)

Net change for the year	26

Present value at December 31	$797

The changes in present values between years, which can be significant, reflect changes in estimated proved reserve quantities and prices and assumptions used in forecasting production volumes and costs. Changes in the timing of production are included with “Revisions of previous quantity estimates.”